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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

SCHAWK, INC.

1.       Schawk Canada, Inc.

         a.       Stanmount, Inc.

         b.       Herzig Sommerville Limited

         c.       Design Partners

         d.       Cactus Imaging Services, Inc.

2.       Schawk de Mexico, S.A. de C.V.

         a.       Schawk Servicios Administrativos, S.A. de C.V.

3.       Schawk GmbH

4.       Schawk USA, Inc. (wholly-owned subsidiary of Schawk, Inc.)

         a.       Chromart Corporation

         b.       Horan Imaging Solutions, Inc.

         c.       Interprocess Service, Inc.

         d.       Intergraphx, Inc.

         e.       Color One, Inc.

         f.       LSI/Kala, Inc.

         g.       Schawk (BVI) Holdings, Inc.

                  i.       Schawk (BVI) Services, Inc.

                  ii.      Schawk Labaun

                           (1)      Laserscan (Sdn Berhad) (Company No.
                                    138179-A)

                                    (x)      Laserscan (KL) Sdn Bhd

                                    (y)      Laserscan (Singapore) Pte Ltd.

                                    (z)      Laserscan Flexographic Sdn Bhd

                                    (aa)     Laserscan Technology (M) Sdn Bhd

                                    (bb)     Tayo Laserscan Flexographic
                                             (Shanghai) Co. Ltd.

5.       Schawk Asia, Inc.